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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated September 21, 1999, accompanying the consolidated financial statements included in the Annual Report of DualStar Technologies Corporation on Form 10-K for the year ended June 30, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."






/s/ Grant Thornton LLP
-----------------------
GRANT THORNTON LLP


New York, New York
October 4, 1999